Exhibit 10.3

LOCK-UP AGREEMENT

April 29, 2024

Re:	Subscription Agreement, dated as of April 29, 2024 (the “Purchase Agreement”), between Sonim Technologies, Inc. (the “Company”) and the purchaser signatory thereto (the “Purchaser”)

Ladies and Gentlemen:

Defined terms not otherwise defined in this agreement (the “Agreement”) shall have the meanings set forth in the Purchase Agreement.

Pursuant to Section 2(d) of the Purchase Agreement and in satisfaction of a condition of the Purchaser’s obligations under the Purchase Agreement, the undersigned irrevocably agrees with the Company that, from the date hereof until one hundred eighty (180) days after the Closing (such period, the “Restriction Period”) the undersigned will not offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any Affiliate of the undersigned or any person in privity with the undersigned or any Affiliate of the undersigned), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to, any shares of Common Stock of the Company or securities convertible, exchangeable or exercisable into, shares of Common Stock of the Company beneficially owned, held, or hereafter acquired by the undersigned (the “Securities”) or publicly disclose the intention to do any of the foregoing (the “Lock-Up Restrictions”). Beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act.

The undersigned agrees that the Lock-Up Restrictions preclude the undersigned from engaging in any hedging or other transaction with respect to any then-subject Securities which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of such Securities even if such Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale, or grant of any right (including without limitation any put or call option) with respect to such Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such Securities.

The foregoing Lock-Up Restrictions shall not apply to the exercise of Warrants granted pursuant to the Purchase Agreement, including the cashless exercise in accordance with their terms and the surrender of Common Stock in lieu of payment in cash of the exercise price and any tax withholding obligations due as a result of such exercise (but for the avoidance of doubt, excluding all manners of exercise that would involve a sale in the open market of any securities relating to such Warrants, whether to cover the applicable aggregate exercise price, withholding tax obligations or otherwise); provided that it shall apply to any of the Common Stock issued upon such exercise.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that upon request, the undersigned will execute any additional documents reasonably necessary to ensure the validity or enforcement of this Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs, or personal representatives of the undersigned.

The undersigned acknowledges that the execution, delivery, and performance of this Agreement is a material inducement to the Company to complete the transactions contemplated by the Purchase Agreement and the Company shall be entitled to specific performance of the undersigned’s obligations hereunder. The undersigned hereby represents that the undersigned has the power and authority to execute, deliver, and perform this Agreement, that the undersigned has received adequate consideration therefor, and that the undersigned will directly benefit from the closing of the transactions contemplated by the Purchase Agreement.

This Agreement may not be amended or otherwise modified in any respect without the written consent of each of the Company and the undersigned. This Agreement shall be construed and enforced in accordance with the laws of the State of New York without regard to the principles of conflict of laws. The undersigned hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in Manhattan, for the purposes of any suit, action, or proceeding arising out of or relating to this Agreement, and hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that (i) it is not personally subject to the jurisdiction of such court, (ii) the suit, action or proceeding is brought in an inconvenient forum, or (iii) the venue of the suit, action or proceeding is improper. The undersigned hereby irrevocably waives personal service of process and consents to process being served in any such suit, action, or proceeding by receiving a copy thereof sent to the Company at the address in effect for notices to it under the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. The undersigned hereby waives any right to a trial by jury. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

This Agreement shall be binding on successors and assigns of the undersigned with respect to the Securities and any such successor or assign shall enter into a similar agreement for the benefit of the Company. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

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This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by the Company and the undersigned by facsimile or electronic transmission in .pdf format shall be sufficient to bind such parties to the terms and conditions of this Agreement.

By:	/s/ Jiang Liu
Name:	Jiang Liu
Date:	April 29, 2024

By signing below, the Company agrees to enforce the restrictions on transfer set forth in this Agreement.

Sonim Technologies, Inc.

By:	/s/ Peter Liu
Name:	Peter Liu
Title:	CEO

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